SUBSCRIPTION AGREEMENT

INSTRUCTIONS: To properly complete this Subscription Agreement:

(1) All subscribers must complete all boxes on the signature page and sign the signature page.

(2) All Canadian subscribers that are "accredited investors" must complete and sign Exhibit B.

(3) All completed documents should be returned to CanWest Petroleum Corporation, c/o F. George Orr, Suite 420-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3, fax number: (604) 606-7980. Wire transfers may be made to CanWest per the wire transfer instructions described below.

      THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of the date of the Company's acceptance set forth on the signature page hereto, by and among CanWest Petroleum Corporation, a Colorado corporation (the "Company"), and the subscriber identified on the signature page hereto (the "Subscriber" and collectively with other subscribers to this Offering, the "Subscribers").

      WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from Canadian prospectus and registration requirements set forth in National Instrument 45-106 ("NI 45-106") promulgated by the Canadian Securities Administrators and upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as well as Regulation S ("Regulation S"). Both Regulation D and Regulation S were promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to 12,000,000 units issued by the Company (the "Units"). The price per Unit is US$1.50 (the "Purchase Price"). Each Unit consists of one share ("Share") of the Company's common stock, $.001 par value (the "Common Stock") plus a warrant ("Warrant") to purchase shares of Common Stock (the "Warrant Shares"). Each two Warrants will entitle the holder to purchase one Warrant Share at a price of US$2.00 per Warrant Share for two years. The form of Warrant is attached hereto as Exhibit A. The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities".) The minimum subscription per Subscriber is US$100,000. The offer, purchase and sale of the Securities pursuant to the terms of this Agreement are referred to as the "Offering." The Subscriber acknowledges that this subscription is subject to rejection or allotment by the Company in whole or in part. If this subscription is rejected or allotted in whole or in part, the Subscriber acknowledges that the unused portion of the Subscriber's aggregate Purchase Price will be promptly returned to the Subscriber without interest or deduction.


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

      WHEREAS, the aggregate proceeds of the sale of the Securities contemplated hereby shall be deposited directly into the Company's operating account. Subscribers must wire funds to:

      Intermediary Bank:      Wachovia Bank, N.A. - New York
                              Account # 2000192009878
      Swift Code:             PNBPUS3NNYC
      ABA Number:             026005092

      Beneficiary Bank:       Bank of Montreal
                              595 Burrard Street
                              Vancouver, B.C., CANADA

      Beneficiary:            CanWest Petroleum Corporation
      Account No.:            00044661643

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

            1. Closing. All proceeds received from Subscribers will be deposited in the Company's operating account. Within ten business days after the later of:
(i) receipt of this Agreement fully executed by the Subscriber (including Exhibit B for Canadian Subscribers); and (ii) confirmation that funds have cleared or a wire transfer is received and such funds are immediately available; the Company will deliver the Shares and Warrants (the "Closing(s)" or "Closing Date(s)") to the Subscribers; provided, however, that the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part. Such Closings shall be held at the discretion of the Company as funds are received, at reasonable intervals while the Offering is being conducted. Subject to the satisfaction or waiver of the terms and conditions of this Agreement and the acceptance by the Company of subscriptions, on the Closing Dates, each Subscriber shall purchase and the Company shall sell to each Subscriber Units for the consideration set forth on the signature page hereto. The minimum subscription amount for each Subscriber is US$100,000, unless the Company decides, in its sole discretion, to accept a subscription for a lesser amount.

            2. Use of Proceeds. A substantial amount of the net proceeds of this Offering may be used by the Company to purchase additional equity interests in OilSands Quest, Inc. ("OQI") at a price of Cdn$6.00 per OQI unit. Each OQI unit consists of one common share of OQI and one-half of an OQI share purchase warrant. Each OQI share purchase warrant is exercisable for nine months at a price per share of Cdn$10.00. OQI is a majority owned subsidiary of the Company. Any net proceeds remaining after the purchase of such OQI units will be used by the Company for general working capital.

            3. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

                  (a) Organization and Standing of the Subscriber. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. If the Subscriber is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto.


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

                  (b) Authorization and Power. The Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof. The entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber's constating documents, or any agreement to which the Subscriber is a party or by which it is bound.

                  (c) Fees and Commissions. The Subscriber represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering except as described on Schedule 3(c).

                  (d) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended April 30, 2005 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and other filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). The Subscriber has had an opportunity to ask questions and receive answers from representatives of the Company. The Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than Reports) describing or purporting to describe the business and affairs of the Company which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Securities.

                  (e) Information on Subscriber. The Subscriber is, and will be at the time of the exercise of the Warrants, a Non- U.S. Person as defined in Regulation S or an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, and resident in, or otherwise subect to applicable securities laws of, the jurisdiction identified as the Subscriber's address on the signature page of this Agreement, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Subscriber is not a broker-dealer. The Subscriber acknowledges that the income tax considerations applicable to the Subscriber will vary depending on a number of factors including the Subscriber's jurisdiction of residence and it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Securities.


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

                  (f) Purchase of Shares and Warrants. On the Closing Date, the Subscriber will purchase the Shares and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. If a Canadian resident, the Subscriber is an "accredited investor", as such term is defined in NI 45-106, it was not created or used solely to purchase or hold securities as an "accredited investor" as described in paragraph (m) of the definition of "accredited investor" in NI 45-106 and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit B to this Subscription Agreement and has initialed in Appendix "A" thereto indicating that the Subscriber satisfies (and will satisfy at the Closing Time) one of the categories of "accredited investor" set forth in such definition.

                  (g) Acknowledgements of Subscriber. The Subscriber understands and agrees that:

                        i. The offer and sale of the Shares and Warrants is directed solely to persons who are not U.S. persons as defined in Regulation S or who meet the definition of "accredited investor" set forth in rule 501(a) of Regulation D.

                        ii. The Securities are not currently registered under the 1933 Act nor the securities laws of any state or other jurisdiction and are "restricted securities" as defined in Rule 144 under the 1933 Act.

                        iii. The Securities are offered in an offshore transaction as defined in Regulation S, or are otherwise being acquired in reliance on an exemption from the registration provisions of the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein).

                        iv. The Securities may not be offered or sold in the United States or to any U.S. person unless the securities are registered under the 1933 Act (and any applicable state securities laws) or an exemption from such registration requirements is available.

                        v. Hedging transactions involving the Securities may not be conducted unless in compliance with the 1933 Act.

                        vi. The delivery of this document does not constitute an offer or solicitation with respect to the Securities in any jurisdiction in which such offer or solicitation would be unlawful.The Subscriber has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities laws in Canada, confirms that no representation (written or oral) has been made to it by or on behalf of the Company with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities laws and regulatory policy in Canada until expiry of the applicable restricted period and compliance with the other requirements of applicable law in Canada; and it agrees that any certificates representing Securities will bear a legend indicating that the resale of such Securities is restricted and any other applicable legends or notations described in this Subscription Agreement. The Company is not currently a reporting issuer in any Canadian jurisdiction and therefore the applicable restricted period restricting resale of the Securities in Canada may extend indefinitely. The Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under applicable securities laws in Canada and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws in Canada, including statutory rights of rescission or damages, will not be available to the Subscriber. If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue of the Securities (including a Representation Letter in the form attached as Exhibit B).

                        vii. The Subscriber acknowledges that the Company will pay a finders fee or commission as described on Schedule 3(c).


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

                        viii. The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Securities be drawn up in the English language only. Le soussigne reconnait par les presentes avoir consenti et exige que tous les documents faisant foi ou se repportant de quelque maniere a la vente de ces actions soient rediges en anglais seulement.

                        ix. This Subscription Agreement and Exhibit B hereto require the Subscriber to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the issuance of the Securities, which includes, without limitation, determining the Subscriber's eligibility to purchase the Securities under applicable securities legislation, preparing and registering any certificates representing Securities to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber's personal information may be disclosed by the Company to: (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, and (c) any of the other parties involved in the offering, including legal counsel to the Company. By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to the filing of copies or originals of the Subscriber's representation letter set out in Exhibit B as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. In connection with the transactions contemplated by this Subscription Agreement, (A) the Company will deliver to the Ontario Securities Commission and other applicable securities regulatory authorities information respecting the Subscriber's name address and telephone number, the number and type of Securities purchased, the total purchase price, the date of acquisition of the Securities by the Subscriber and the prospectus and registration exemptions relied upon by the Company regarding the issuance of the Securities to the Subscriber,
      (B) the information described in (A) is being collected indirectly by the Ontario Securities Commission and other applicable securities regulatory authorities under the authority granted to it in securities legislation and for the purposes of the administration and enforcement of the securities legislation of Ontario and other applicable jurisdictions, and
      (C) if the Subscriber has questions or comments regarding the indirect collection of personal information by the Ontario Securities Commission it should contact:

            Administrative Assistant to the Director of Corporate Finance Ontario Securities Commission
            Suite 1903, Box 5520 Queen Street West

            Toronto, Ontario M5H 3S8 Telephone (416) 593-8086.

            (h) Legends on Certificates. The Shares, Warrants and the Warrant Shares shall bear the following or similar legends:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT."


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

            "Unless permitted under securities legislation, the holder of these securities must not trade the securities before the date that is four months and a day after the later of (i) [insert the date the securities represented by the certificate are issued], and (ii) the date the Company became a reporting issuer in any province or territory of Canada."

                   (i) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                  (j) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

                  (k) Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.

                  (l) No Governmental Review. Each Subscriber understands that no United States federal or state agency, Canadian federal, provincial or territorial agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  (m) The funds representing the aggregate Purchase Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and to the best of the Subscriber's knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.


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

                  (n) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

                  (o) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

            4. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

            (a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

            (b) Authorization and Power. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

            (c) The Securities. The Securities upon issuance:

                        (i) are, or will be, free and clear of any security

interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws; and

                        (ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable.

            (d) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            (e) Fees and Commissions. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering except as described on Schedule 3(c).

            (f) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

            (g) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.


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

            5. Registration Rights & Filing for Senior Listing.

            (a) Mandatory Registration & Penalties. The Company shall prepare and file with the Commission, no later than 60 days after the final Closing Date of this Offering (the "Filing Date"), a registration statement covering the resale of the following securities under the 1933 Act (the "Registration Statement"): (i) the Shares; plus (ii) the Warrant Shares; plus (iii) any Initial Penalty Shares and Periodic Penalty Shares (both as defined below). The shares described in (i) thru (iii) are collectively referred to as the Registrable Securities. In the event that the Company does not file the Registration Statement by the Filing Date, the Company shall pay to the Subscriber a penalty of 2% of the Registrable Securities (the "Initial Penalty Shares"), for each month or part thereof beyond the Filing Date that the Company has failed to file the Registration Statement. The Initial Penalty Shares may be paid in cash or shares of Common Stock, at Subscriber's option, with the cash calculated at the rate of $1.75 per share. Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act, or a failure to act timely by the Subscriber or its counsel.

            (b) Additional Penalties. After the initial filing of the Registration Statement, if the Company fails to respond to any comments issued by the Commission within two weeks of receipt of such comments (the "Response Date"), then the Company shall pay to the Subscriber a penalty of 2% of the Registrable Securities (the "Periodic Penalty Shares"), for each additional two week period beyond the Response Date that the Company fails to respond to such comments. The Periodic Penalty Shares may be paid in cash or shares of Common Stock, at Subscriber's option, with the cash calculated at the rate of $1.75 per share. Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the responding to comments occurs because of an act of, or a failure to act, or a failure to act timely by the Subscriber or its counsel.

            (c) Registration Procedures & Senior Listing Application. The Company shall use its best efforts to:

                  (i) Prepare and file with the Commission the Registration Statement, cause the Registration Statement to become effective under the 1933 Act as soon as practicable after the filing thereof, and keep the Registration Statement effective under the 1933 Act until the date on which all Subscribers can sell the Registrable Securities pursuant to Rule 144 of the Securities Act without restriction under Rule 144(e) thereof.

                  (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective under the 1933 Act at all times until the date on which all Subscribers can sell the Registrable Securities pursuant to Rule 144 of the 1933 Act without restriction under Rule 144(e) thereof, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

                  (iii) File an application for listing the Common Stock on a national securities exchange; provided, however, that the Company is only required to file such application if it meets the eligibility requirements for listing on such an exchange.

                  (iv) Become a reporting issuer in the Province of Alberta by, concurrently with, or promptly following the filing of the Registration Statement, either (A) applying to the Alberta Securities Commission for an order declaring the Company to be a reporting issuer for the purposes of the Securities Act (Alberta), or (B) filing a prospectus with the Alberta Securities Commission and using its best efforts to obtain a receipt therefor concurrently with, or promptly following, the effectiveness of the Registration Statement.

            6. Indemnification and Contribution.

                  (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
Section 6 reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person.

                  (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished to the Company by such Seller.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this Section6, except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            7. Miscellaneous.

                  (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Canwest Petroleum Corporation, 206-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3,
Attn: Thornton J. Donaldson , CEO, telecopier number: (604) 687-8789, with an additional copy only to: George Orr, Suite 420-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3, telecopier number: (604) 606-7980, and (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto.

                  (b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscriber have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

                  (c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                  (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Colorado or in the federal courts located in the state of Colorado. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                  (e) Independent Nature of Subscribers. The Company acknowledges that the obligations of the Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Agreement or in connection with the Offering.

                   SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the Company. Upon the Company's acceptance, it shall become a binding agreement between Subscriber and the Company. The Company may, in its sole discretion, reject any subscription.

SUBSCRIBER INFORMATION

(Please print legibly)

Investment Amount: US$________ (Minimum Investment Per Subscriber is
US$100,000.)

Full Name of Subscriber:________________________________________________________

If the subscriber is a fully managed account, please complete the "Name of Subscriber" above in the following format: "Account ___ by [insert name of adviser, trust company or trust corporation]".

Exact Name in which Shares and Warrants are to be issued:_______________________
________________________________________________________________________________
________________________________________________________________________________



Signing Principal's Title (if an entity): ________________________________

Subscriber's Street Address: _____________________________________________
__________________________________________________________________________

Subscriber's P.O. Box/Mailing Address: ___________________________________
__________________________________________________________________________


Telephone #: _________________________________________

Fax #: _______________________________________________

Tax Identification #: ________________________________

Email address: _______________________________________

SUBSCRIBER'S SIGNATURE

________________________________________________
Title (if an entity): __________________________

                               COMPANY ACCEPTANCE

                               Accepted this ______ day of ___________, 200__
                               CANWEST PETROLEUM CORPORATION
                               a Colorado corporation

                               By:
                                   ---------------------------
                                   Name: Thornton J. Donaldson
                                   Title: CEO

 LIST OF EXHIBITS AND SCHEDULES

      Exhibit A        Form of Warrant

      Exhibit B        Form of Representation Letter (for Canadian Subscribers)

                                   SCHEDULE 3C

                              FEES AND COMMISSIONS

The Company may pay a finders fee in connection with this Offering. The finders fee may be as much as: (i) 6% cash on gross proceeds; plus (ii) 6% warrants on total Units sold, with each warrant exercisable to purchase one share of common stock at an exercise price of US$1.75 per share.